Ex. 99.1

Aytu BioScience Announces Record Fiscal Q2 2021 Net Revenue of $15.1 Million, an Increase of 377% Year-Over-Year

Announced definitive merger agreement with Neos Therapeutics, creating a combined $100 million revenue specialty pharmaceutical company

Q2 Consumer Health revenue reaches an all-time high of $7.9 million

Ended the quarter with $62.3 million in cash, cash equivalents and restricted cash

Live Conference Call and Webcast on February 11, 2021 at 4:30 PM EST

ENGLEWOOD, CO / ACCESSWIRE / February 11, 2021 / Aytu BioScience, Inc. (NASDAQ: AYTU), a specialty pharmaceutical company (the "Company") focused on commercializing novel products that address significant patient needs today reported financial results for its fiscal second quarter 2021, for the three-month period ending December 31, 2020.

Second Quarter Fiscal 2021 Financial Highlights

●	Q2 Net Revenue was an all-time high of $15.1 million, compared to $13.5 million in Q1 2021

●	Q2 Consumer Health division Net Revenue was an all-time high of $7.9 million, compared to $7.8 million in Q1 2021

●	Q2 Rx division Net Revenue was $7.2 million, compared to $5.8 million in Q1 2021

●	Q2 Net loss of $9.5 million and Q2 adjusted EBITDA loss of $1.8 million

●	Cash, cash equivalents and restricted cash of $62.3 million on December 31, 2020

Definitive Merger Agreement

●	On December 10, 2020, Aytu BioScience and Neos Therapeutics announced a definitive merger agreement, creating a combined $100 million revenue specialty pharmaceutical company

Commenting on the second quarter of fiscal 2021, Josh Disbrow, Chief Executive Officer of Aytu BioScience, stated "Net revenue increased substantially in Q2 2021, to $15.1 million, compared to $3.2 million for Q2 2020. It is important to point out that this was only the third full quarter of revenue contribution from the combined Aytu and Innovus businesses, along with the acquired Cerecor pediatric assets. Turning to the bottom line, adjusted EBITDA loss was reduced to just $1.8 million for Q2 2021. On the balance sheet, we are in a strong position with approximately $62 million in cash. We are well positioned from an operational and financial standpoint as we move closer to our expected closing of the Neos merger by the second calendar quarter."

Mr. Disbrow continued, "Taking a closer look at the top line, on the Rx side, net revenue was $7.2 million, a 24% increase compared to last quarter, Q1 2021. Rx revenue growth was driven by growth of Poly-Vi-Flor®, our pediatric multivitamin and fluoride supplement product line, with revenue contribution across the prescription portfolio inclusive of Natesto®, Karbinal® ER, and COVID-19 test kits. For the Consumer Health division, we generated $7.9 million in net revenue, an all-time high and an increase compared to last quarter. Contributing to those results was a strengthened e-commerce business driven by OmepraCare®, our over-the-counter proton pump inhibitor for acid reflux, Regoxidine®, our over-the-counter foam formulation of minoxidil for hair loss, and FlutiCare®, our over-the-counter fluticasone propionate nasal spray indicated to treat nasal and allergy-related symptoms. Additionally, we announced the completion of the first clinical study evaluating the Healight™ ultraviolet A light catheter technology. This is an important milestone, and we look forward to continuing discussions with the FDA on the advancement of the Healight technology and reporting the results of the clinical study upon the upcoming publication."

“During the quarter we also announced the definitive merger agreement with Neos Therapeutics, creating a combined $100 million revenue specialty pharmaceutical company. The merger accelerates the company’s transformation, and, upon closing, we expect to begin realizing estimated annualized cost synergies of $15 million in FY 2022. With this transaction we will add Neos' established, multi-brand ADHD portfolio, enhancing our footprint in pediatrics and expanding Aytu’s presence in adjacent specialty care segments. Furthermore, the transaction creates the opportunity to leverage and further enhance Neos RxConnect, a best-in-class patient support program, for our product portfolio of best-in-class prescription therapeutics and consumer health products. We reiterate our expectation for the merger to close by the second calendar quarter of 2021.”

Mr. Disbrow concluded, "With record financial results and a transformational merger agreement executed and moving toward completion, we have created substantial scale and momentum to drive shareholder value."

Conference Call Information

The company will host a live conference call at 4:30 p.m. ET today. The conference call can be accessed by dialing either:

877-407-9124 (toll-free)
201-689-8584 (international)

The webcast will be accessible live and archived at the following link https://www.webcaster4.com/Webcast/Page/2142/39877 and on Aytu BioScience's website, within the Investors section under Events & Presentations, at aytubio.com, for 90 days.

A replay of the call will be available for fourteen days. Access the replay by calling 1-877-481-4010 (toll-free) or 919-882-2331 (international) and using the replay access code 39877.

Forward-Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this press release, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ''may,'' ''will,'' ''should,'' ''forecast,'' ''could,'' ''expect,'' ''suggest,'' ''believe,'' ''estimate,'' ''continue,'' ''anticipate,'' ''intend,'' ''plan,'' or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical facts contained in this presentation, are forward-looking statements, including but not limited to any statements regarding the potential merger with Neos Therapeutics and any economic benefits of such potential merger, any cost savings or synergies that may result from any potential merger with Neos Therapeutics,  the potential growth of the combined company in the event the potential merger with Neos Therapeutics is approved, the ability of Aytu and Neos Therapeutics to close the potential merger, the results of the Healight clinical studies, the outcomes of discussions relating to Healight with regulators including the Food & Drug Administration (FDA), the commercial potential of Healight, and other forward-looking aspects related to the Healight program. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: our future financial results, the results of the Healight clinical program and outcomes of regulatory discussions, , failure to obtain the required votes of Neos' shareholders or Aytu's shareholders to approve the recently announced Neos merger transaction and related matters, the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the diversion of management time on transaction-related issues, the ultimate timing, outcome and results of integrating the operations of Aytu and Neos, the effects of the business combination of Aytu and Neos, including the combined company's future financial condition, results of operations, strategy and plans, the ability of the combined company to realize anticipated synergies in the timeframe expected or at all, changes in capital markets and the ability of the combined company to finance operations in the manner expected, regulatory approval of the transaction, risks relating to gaining market acceptance of our products, obtaining reimbursement by third-party payors, the potential future commercialization of the combined company's product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of the combined company's ongoing and future clinical trials, the anticipated designs of the combined company's future clinical trials, anticipated future regulatory submissions and events, the combined company's anticipated future cash position and future events under current and potential future collaboration, the regulatory and commercial risks associated with introducing the Company's distributed COVID-19 rapid tests, the accuracy of the COVID-19 rapid tests as compared to other COVID-19 tests, market acceptance of the tests, the ability to obtain FDA approval or authorization for the tests, our ability to obtain sufficient tests to meet consumer demand, if any, the manufacturers' ability to scale up manufacturing to meet customer demand, if any, reputation risks if the tests are not as effective as anticipated, and that the current regulatory environment continues to permit the sale of the tests.

Contact for Media and Investors:

James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com

SOURCE: Aytu BioScience, Inc.

AYTU BIOSCIENCE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues
Product revenue, net	$15,147,034	$3,175,236	$28,667,280	$4,615,062

Operating expenses
Cost of sales	5,998,389	606,046	9,817,545	981,766
Research and development	286,572	66,675	469,437	144,695
Selling, general and administrative	12,852,614	6,516,160	24,342,983	11,662,603
Amortization of intangible assets	1,584,580	953,450	3,169,161	1,528,567
Total operating expenses	20,722,155	8,142,331	37,799,126	14,317,631
Loss from operations	(5,575,121)	(4,967,095)	(9,131,846)	(9,702,569)
Other (expense) income
Other (expense), net	(378,958)	(446,958)	(1,130,499)	(642,344)
Loss from change in fair value of contingent consideration	(3,313,656)	-	(3,311,320)	-
Gain from derecognition of contingent consideration	-	5,199,806	-	5,199,806
Gain from warrant derivative liability	-	-	-	1,830
Loss on debt exchange	(257,559)	-	(257,559)	-
Total other (expense) income	(3,950,173)	4,752,848	(4,699,378)	4,559,292
Net loss	$(9,525,294)	$(214,247)	$(13,831,224)	$(5,143,277)
Weighted average number of common shares outstanding	13,281,904	1,753,815	12,717,180	1,642,599
Basic and diluted net loss per common share	$(0.72)	$(0.12)	$(1.09)	$(3.13)

AYTU BIOSCIENCE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	December 31,	June 30,
	2020	2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$62,032,642	$48,081,715
Restricted cash	251,964	251,592
Accounts receivable, net	7,001,068	5,175,924
Inventory, net	6,571,254	9,999,441
Prepaid expenses and other	6,081,766	5,715,089
Other current assets	10,598,771	5,742,011
Total current assets	92,537,465	74,965,772
Fixed assets, net	89,663	258,516
Right-of-use asset	310,479	634,093
Licensed assets, net	15,449,281	16,586,847
Patents and tradenames, net	10,197,112	11,081,048
Product technology rights, net	20,051,666	21,186,666
Deposits	16,023	32,981
Goodwill	28,090,407	28,090,407
Total long-term assets	74,204,631	77,870,558
Total assets	$166,742,096	$152,836,330

AYTU BIOSCIENCE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets, cont'd

	December 31,	June 30,
	2020	2020
	(Unaudited)
Liabilities
Current liabilities
Accounts payable and other	$7,157,208	$11,824,560
Accrued liabilities	8,877,715	7,849,855
Accrued compensation	2,540,353	3,117,177
Debt	41,318	982,076
Contract liability	475,680	339,336
Current lease liability	100,263	300,426
Current portion of fixed payment arrangements	1,937,476	2,340,166
Current portion of CVR liabilities	977,475	839,734
Current portion of contingent consideration	3,705,931	713,251
Total current liabilities	25,813,419	28,306,581
Long-term contingent consideration, net of current portion	12,573,916	12,874,351
Long-term lease liability, net of current portion	211,056	725,374
Long-term fixed payment arrangements, net of current portion	9,945,554	11,171,491
Long-term CVR liabilities, net of current portion	5,494,112	4,731,866
Other long-term liabilities	11,371	11,371
Total liabilities	54,049,428	57,821,034
Commitments and contingencies (Note 10)
Stockholders' equity
Preferred Stock, par value $.0001; 50,000,000 shares authorized; shares issued and outstanding 0 and 0, respectively as of December 31, 2020 and June 30, 2020, respectively.	-	-
Common Stock, par value $.0001; 200,000,000 shares authorized; shares issued and outstanding 17,882,893 and 12,583,736, respectively as of December 31, 2020 and June 30, 2020.	1,788	1,259
Additional paid-in capital	246,532,284	215,024,216
Accumulated deficit	(133,841,404)	(120,010,179)
Total stockholders' equity	112,692,668	95,015,296
Total liabilities and stockholders' equity	$166,742,096	$152,836,330

AYTU BIOSCIENCE, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Cash Flows

(unaudited)

	Six Months Ended
	December 31,
	2020	2019

Operating Activities
Net loss	$(13,831,224)	$(5,143,277)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation, amortization and accretion	4,012,909	2,157,540
Stock-based compensation expense	962,977	327,435
Loss from change in fair value of contingent consideration	2,411,333
(Gain) from derecognition of contingent consideration	-	(5,199,806)
Loss on sale of equipment	112,110	-
(Gain) on termination of lease	(343,185)	-
Loss on debt exchange	257,559
Changes in allowance for bad debt	147,627	-
Loss from change in fair value of CVR	899,987	-
Derivative income		(1,830)
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,965,271)	(3,456,364)
Increase in inventory	(3,615,662)	(132,199)
Increase in prepaid expenses and other	(379,337)	(171,430)
Decrease (increase) in other current assets	2,295,055	(136,694)
(Decrease) increase in accounts payable and other	(3,136,163)	2,806,973
Increase in accrued liabilities	1,711,466	145,467
Decrease in accrued compensation	(576,824)	(62,729)
Decrease in fixed payment arrangements	-	(216,150)
Increase in contract liability	136,344	-
Decrease in deferred rent	-	(3,990)
Net cash used in operating activities	(10,900,299)	(9,087,054)

Investing Activities
Deposit	(3,923)	-
Contingent consideration payment	(42,760)	(104,635)
Note receivable	-	(1,350,000)
Purchase of assets	-	(4,500,000)
Net cash used in investing activities	(46,683)	(5,954,635)

Financing Activities
Issuance of preferred, common stock and warrants	32,249,652	10,000,000
Issuance cost related to registered offering	(4,292,781)	(741,650)
Payments made to borrowings	(272,727)	-
Payments made to fixed payment arrangements	(2,785,863)	-
Net cash provided by financing activities	24,898,281	9,258,350

Net change in cash, restricted cash and cash equivalents	13,951,299	(5,783,339)
Cash, restricted cash and cash equivalents at beginning of period	48,333,307	11,294,227
Cash, restricted cash and cash equivalents at end of period	$62,284,606	$5,510,888

AYTU BIOSCIENCE, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows, cont’d

(unaudited)

	Six Months Ended
	December 31,
Supplemental disclosures of cash and non-cash investing and financing transactions	2020	2019
Warrants issued to underwriters	$356,139	$-
Cash paid for interest	306,752	3,390
Fair value of right-to-use asset and related lease liability	43,082	412,691
Contingent consideration included in accounts payable	-	3,430
Debt exchange	1,057,559	-
Fixed payment arrangements included in accrued liabilities	1,050,000	-
Inventory swap	7,043,849	-
Acquisition costs included in accounts payable	-	59,014
Exchange of convertible preferred stock into common stock	$-	$44

AYTU BIOSCIENCE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Information

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Adjusted EBITDA
Net Loss	$(9,525,294)	$(214,247)	$(13,831,224)	$(5,143,277)
Amortization expense	1,584,580	953,450	3,169,161	1,528,567
Depreciation expense	17,657	15,835	51,578	31,669
Other expense, net	378,958	446,958	1,130,499	642,344
Stock-based compensation	508,059	162,264	962,977	327,435
(Gain)/Loss on change in fair value of contingent consideration	3,313,656	(5,199,806)	3,311,320	(5,199,806)
Gain/loss on exchange of debt	257,559	-	257,559	-
(Gain)/Loss on change in fair value of derivative warrant liability	-	-	-	(1,830)
Bad debt expense	146,863	147,052	-
Impairment of intangible assets	-	-	-	50,000
Development costs	238,455	-	437,721	-
Transaction costs	1,312,238	912,202	1,324,870	1,222,639
Furniture & Equipment Write-off	-	-	119,610	-
Lease Termination	-	-	(194,761)	-
	-	-	-	-
Adjusted EBITDA	(1,767,269)	(2,923,344)	(3,113,638)	(6,542,259)